UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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AT&T Corp.

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Explanatory Note

On April 13, 2005, AT&T Corp. began sending the enclosed booklet, entitled “Transformation: The Story Behind AT&T’s Reinvention” to its worldwide employees. On the same day, David W. Dorman sent to all AT&T employees the memorandum that immediately precedes the booklet in this filing on Schedule 14A. With the booklet each employee also received the legal notice included in this filing on Schedule 14A immediately following the booklet. International employees also received the letter included as the last document in this filing on Schedule 14A.

* * * * * *

In connection with the proposed transaction, on March 11, 2005, SBC Communications Inc. (“SBC”) filed a registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T’s preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

* * * * * *

From:	Dave Dorman

To:	All AT&T Employees

Re:	AT&T Transformation Booklets, Merger Update

Date:	April 13, 2005

Back in January, during an all-employee call that I hosted from the site of our 2005 sales kick-off in Atlanta, I told you that all AT&T employees would soon be receiving a small booklet highlighting the story behind AT&T’s ongoing transformation and our plans for the future. However, with the January 31 announcement of our pending merger with SBC Communications, the reinvention of AT&T took another giant leap forward — bringing our future into even clearer focus, and giving us even more reason to reflect on the telecom “perfect storm” we’ve lived through in recent years.

This week, a fully updated and revised AT&T “Transformation” booklet will begin mailing to all employees, highlighting the ongoing story of one of the largest corporate reinventions in history, and the evolution AT&T has undergone to become an enterprise-focused global networking and communication leader with the profit margins, cost structure and track record of innovation that remain the envy of our industry. In fact, the company’s migration beyond our legacy long distance heritage played a significant role in SBC’s decision to join forces with AT&T, creating a communications leader for the 21st century.

We’ve already made significant progress in moving the merger forward including securing regulatory consent from a number of required states and foreign governments, with many more approvals expected in the weeks ahead.

Both Ed Whitacre and I recently testified before House and Senate committees in Washington, D.C., on the key issues facing the telecom industry and the far-reaching benefits of our merger. And we were encouraged that members of Congress largely agreed with us — the rules and regulations that govern our industry need to reflect the reality of today’s marketplace.

Last month, AT&T also filed our preliminary proxy statement with the SEC, and we expect to mail our final proxy out to all AT&T shareowners in time for a June annual meeting and shareowner vote.

Moving forward, we’ll continue to work closely with the appropriate regulatory bodies to address their questions and concerns so we can gain timely approvals, as necessary. With appropriate shareowner and regulatory consent, we remain confident that the AT&T-SBC merger can close by the first half of 2006 and — based on our progress to date — we’re cautiously optimistic that the merger may actually be approved by the end of 2005.

We’ll soon be launching a number of joint AT&T-SBC transition teams to help the process along, while continuing to operate our businesses as separate and competing entities until the deal is officially approved and closed.

I’m encouraged by the advances we’ve made, and excited by the opportunities ahead. I’m also gratified with the contributions our employees have made to get us to this important point, as highlighted in the pages of the AT&T Transformation booklet. When it arrives in your home or office mailbox, I encourage you to read through this document which, in many ways, is a celebration of the collective efforts of the AT&T team in surmounting considerable challenges to position our company to thrive in the new era of networking and communications services. An online version of the booklet is also accessible at http://infocenter.att.com/transformation.

While the focus at AT&T over the next few months must remain on our customers and on further elevating our operational and financial strength, we clearly have a brighter future ahead as part of a new organization, one capable of delivering a full suite of integrated communications services and solutions throughout America and around the world.

I thank you for your continued support as we prepare to write the next chapter in the AT&T transformation story as part of the combined AT&T-SBC, a company positioned to set the global standard in our industry . . . and one we can all take great pride in helping to create.

Dave Dorman

Additional Information.

In connection with the proposed transaction, on March 11, 2005, SBC Communications Inc. (“SBC”) filed a registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T’s preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

Cautionary Language Concerning Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates” and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements regarding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC’s and AT&T’s filings with SEC, which are available at the SEC’s Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

transformation The story behind AT&T’s reinvention

to all of you who made AT&T’s transformation possible... 1

line...offered on a global basis. We ended 2004 strong, and our customers, competitors and the industry at large took note. In January we announced the pending $16 billion merger of AT&T and SBC Communications to create the industry’s premier communications and networking company. Through this deal, which is expected to close in the first half of next year, the people of AT&T have the opportunity to build the defining entity in global communications for the 21st century – a company capable of delivering advanced networking technologies and a full suite of integrated communications services throughout America and around the world. We’re joining together two companies that share a common past and an ongoing legacy of innovation, integrity, reliability and customer service. And together, we hope to set the standard in communications for years to come. I’m proud of what we’ve accomplished, and excited with the many opportunities that our combination with SBC will bring for those at AT&T. SBC’s desire to acquire AT&T speaks volumes about the success of our ongoing transformation – as spelled out in the pages ahead. I encourage you to review this document and to celebrate our many accomplishments in transforming AT&T for long-term leadership and success. And I thank you for your role in the ongoing reinvention of AT&T...for giving this company an exciting future as part of a much larger global communications leader for the next 100 years. 3 Dear Colleagues: I’m not one for sending out scripted messages. But this is, to say the least, an extraordinary time – one that deserves some commentary and perspective as we look to the future. The past few years have marked a period of unprecedented evolution and, indeed, “transformation” for our company – largely driven by the chaos and instability of the environment in which we operated. Consider the telecom industry’s rocky road in recent years: hype, fraud and overinvestment on the part of several of our closest competitors; tremendous oversupply and pricing pressures; a wave of new technology advances and competitive entrants; and a complicated regulatory environment. Combined, these forces led to an industry meltdown in which numerous bankruptcies, defaults and business failures occurred, investors lost billions, and countless workers in the communications sector lost their jobs. Those of us at AT&T suffered more than our share of the pain as we navigated through this wreckage, which tested not only our fortitude but our “will to win.” We were certainly forced into some tough decisions along the way – including reducing our overall staff size and moving away from the traditional consumer phone business, which had been a fundamental component of AT&T’s service portfolio since our founding in 1877. However, through targeted investment and old-fashioned hard work we’ve built on our existing technology while extending our financial and operational capabilities and strengths. Our heightened focus on enterprise services in particular proved to be the right move, and it played to our greatest strengths – an industry-leading customer base...supported by a broad product 2 introduction

all periods of change hold tremendous promise 6 In recent years competition, advances in technology, pricing pressures and myriad other factors turned the telecommunications industry upside down and inside out. AT&T made a series of difficult strategic, financial and operational decisions to meet our business challenges head-on and fundamentally reshape the company – to map a course for success, as opposed to simply trying to ride out the telecom industry storm. Along the way, we turned ourselves into a very different company focused on enterprise customers. The re-focused AT&T is a global IP networking provider with a software infrastructure that gives businesses the flexibility to deliver applications in a secure and reliable way. By helping companies reinvent themselves, AT&T has carved out a coveted space in networking – a segment that in the U.S. alone is forecasted to grow to $213 billion by 2007. Change is never easy. But given the dynamic business environment, standing pat would have been a recipe for disaster. As AT&T transformed itself, SBC has similarly undergone a remarkable redefinition. By merging the energy and capabilities of these two world-class companies, our prospects for growth become far better than either company could have hoped to independently achieve. 7

AT&T’s transformation 1

10 reinventing AT&T What Happened in the Past Few Years? While the outside world focused on AT&T’s woes as part of the larger telecom industry meltdown, something important began taking shape deep within the company’s core business services, network and labs organizations. You might call it a revolution. It went essentially unnoticed for two reasons: First, at the time we were largely viewed as a consumer company, rather than as business-focused. Second, pundits focused far more on the impact of industrywide price declines, over-capacity and competition than on what we were doing to reshape AT&T. We knew that we had to change. Drastically. And fast. IP technologies were fundamentally changing the way that businesses of all sizes were managing their operations. Wireless siphoned off revenues from wireline services. E-mailing became a popular substitute for phoning. Customers were leaving. Prices were plummeting. It was ugly. 11

To transform itself, AT&T: · Invested billions in network upgrades, expansion and integration – at levels far above those of our competitors – to migrate to a global IP infrastructure. · Rechartered AT&T Labs to focus on delivering customer-relevant services, and aligned the Labs with network and customer-care organizations to dramatically improve the customer experience. · Re-engineered the sales force to focus on selling solutions rather than just products or services. · Simplified contracts and executed an aggressive competitive pricing strategy. · Exercised a prudent financial program to radically revamp our cost structure, drive cash flow and improve our balance sheet. · Flattened our organizational structure to reduce layers of bureaucracy, speed decision-making and get employees closer to customers. 13 Likewise, while we thought of ourselves as “customer-focused,” our customers said otherwise. Organizationally and operationally, we had to change – from the ground floor up. Our cost structure was too high. Our business was too fragmented. Our networks were disparate, unconnected and inefficient. And, most important, we made it difficult for customers to do business with us. So, we transformed. Simple as that. But not really that simple. It’s taken thousands of decisions – many of them painful – to redesign AT&T, refocus our strategy in alignment with customer needs and marketplace realities, and chart a course we’re confident offers an opportunity for future growth. 12 Network / Labs Single Global Platform, Focused Innovation Customers Transforming customers’ businesses and lives Sales, Marketing and Product Management De.ning and Delivering Customer Solutions Customer Care End-to-End Service and Support A Customer-Focused Approach

our mission: helping businesses reinvent themselves 14 Taking Care of Business Strategically speaking, AT&T has become an enterprise-focused IP networking company. What exactly does this mean? It means our primary focus is on delivering powerful networks, applications and capabilities to business customers worldwide. It means providing wholesale services to traditional and wireless carriers, cable providers, systems integrators and Internet service providers. It means helping companies find better ways to do business. At its highest level, it means helping businesses reinvent themselves, as we did, so they can compete better globally. After all, our customers are being buffeted by some of the same gale-force winds of change that hit us. By investing in systems and technologies that enterprise customers need, and by improving the way we deliver and support networking solutions, we’ve positioned ourselves to be a strong customerfocused presence in this competitive marketplace. Most important, customers tell us that our transformation is a bellwether for them, as they struggle with their own challenges. 15 customers increasingly view AT&Tas the global network integrator of choice 16 Bringing the Equation into Balance Viewed from a distance, it can be tough to distinguish AT&T from others whose fortunes and futures have been so adversely affected by the global telecom meltdown. We’ve been operating in an environment of too much supply chasing too little demand. As that equation comes into better balance, the marketplace will recognize those companies that have made the smartest investments and improvements. We’ve invested heavily in our network, creating a software infrastructure that will allow enterprises anywhere in the world to plug any application on any device into AT&T’s IP network. We’re no longer just delivering telephone traffic; we’re delivering capabilities that help companies transform themselves to be more productive. And we’re doing it with the scale, reliability and security they’ve grown to expect from AT&T. Our customer-focused approach is paying off, and today our customer relationships are the envy of the industry. More and more, customers embrace our IP portfolio because of our technical expertise and breadth of operations. Not only can we help them manage their massive networks and global businesses, but we can provide the scale necessary to deliver a growing volume of customer services over the network. IP is even transforming consumer telephony. As we pivot away from traditional consumer services, this business remains an engine of profitability that supports AT&T’s transformation, including our ability to offer consumers and small businesses a breakthrough alternative to traditional services – Voice over IP. 17

Our networking expertise and unmatched scale will have an increasingly powerful impact on the performance of the combined AT&T-SBC in the years to come. Add to that our status as a global player – one that can serve customers anywhere they’re located – and it becomes clear that AT&T has successfully differentiated itself from many other industry players. Building on the Momentum By any gauge, our company is showing leadership in the enterprise marketplace. Even better, customers tell us we’re becoming easier to do business with – thanks in no small part to the extensive customer-centered changes we’ve made in our structure. · We’re the most productive company in our industry, measured by the ratio of revenue to employees, and we’re seeing a high return on our recent investments. · We’re continuing to win business. In fact, AT&T is gaining a higher percentage of business than its competitors, according to The Yankee Group’s 2004 U.S. Enterprise Communications Survey. · We’re winning a growing number of contracts in the burgeoning federal government sector. Because government is an incubator for new technologies, the advanced solutions we create for government customers are closely watched and emulated by corporations. As a networking company, we’re now working – and sometimes competing – with a growing number of non-traditional players, including computer and equipment companies, systems integrators and a growing list of other global players. 18 U.S. networking services demand is projected to grow to $213 billion by 2007. The wireless opportunity alone within the enterprise space is expected to be $49 billion by 2007, with average annual growth rates projected at around 4 percent for voice and over 40 percent for wireless data. Enterprise networking, which includes Virtual Private Networks (VPNs), the centerpiece of our portfolio and an increasingly important solution for global companies, represents a potential $25 billion marketplace by 2007. Application networking, where we are innovating both with our own technologies and with others’, is expected to reach $24 billion in 2007, with an average annual growth rate in the 17 percent range. Big numbers. Big opportunities. And AT&T is well-positioned to compete for those opportunities. 19 our customers’ journey 2

In the brave new world of online ordering, ring-tone and music downloads, the next decade promises the continued convergence of networks, data and users, and the emergence of new applications – the likes of which have hardly been imagined yet. Considering the dizzying pace at which IP is being embraced and the explosion of new technologies, it’s no wonder that CIOs feel overwhelmed by the possibilities and choices brought about by the convergence of data, users and networks. Possibilities are a beautiful thing. But possibilities and choice almost always pose risk. Today, enterprises broadly and CIOs in particular face their biggest challenges ever: 1. Competition – Facing a growing list of global entrants, many from outside traditional realms, as technology blurs distinctions between industries. 2. Change – Building flexible systems to address changing market trends, legislation and regulation (e.g., the Sarbanes Oxley Act, European Union requirements, privacy rules, etc.). 3. Complexity – Managing a hodge-podge of legacy technologies and merging myriad disparate networks into a converged, unified platform. 4. Risk – Protecting critical business data from cyber-attack and other forms of disruption – a concern that will only escalate as users increasingly rely on IP. 5. Productivity – Drawing intelligence from an increasing number of information sources, while simultaneously lowering overhead, to maintain a competitive advantage. 6. Managing Relationships – Creating new ways to attract and retain customers; also, designing and managing networks that enable users – customers, partners, suppliers or employees – to collaborate worldwide, anytime, any way they want. 7. New Technologies for New Value – Determining when and how to deploy new technologies, such as VoIP, to achieve maximum benefit with minimal disruption. As companies face the need to reinvent themselves, networking will play a critical role. And as CIOs ponder difficult choices, we will be there to provide a solution. 23 networking: the universal solution... 24 Networking: The Universal Solution Until recently, most corporate networks were passive – essentially pipes designed to carry voice or data. Using networks for more than “just” communicating – that is, to make companies more competitive, more productive and more cost-efficient – is a concept whose time has come. As enterprises around the world migrate to a converged model, networking becomes the means by which they revamp operations and streamline processes – in short, reinvent themselves. Concurrently, companies report improved productivity, better margins and even improved customer service. Perhaps the biggest benefit is dramatic reductions in both operational costs and networking costs, an annual average 45 and 20 percent respectively, according to a 2004 study on VoIP ROI, conducted by Nemeretes Research. It’s not unlike what happened in the computer industry. Initially, different computers were needed to handle different applications; no one computer could handle all types of software. Then IBM came up with a new idea – the 360 – a computer designed to be the intelligent nexus for multiple applications, giving businesses unprecedented flexibility and efficiencies. That’s when the computer industry took off. Similarly, the network is becoming the nexus for applications, and AT&T’s network – with its unique software infrastructure – makes IP technology work better and harder for businesses. Its “universal” use also affords enterprises enhanced control and flexibility over their own networks. For example, with converged data accessed from a “universal” network, a sales person can have instant access to inventory reports two continents away. Or a manufacturing manager can determine the exact needs for raw goods, just by looking at a 25

...making IPwork better and harder for business 26 marketing report. At last, all functions – from purchasing to payroll, marketing and distribution – can run over a single platform. Moreover, employees in networked enterprises can log on from anywhere in the world and gain access to the same intelligence they would have in the office. Working from home, hotel or factory no longer makes a difference to performance. But along with ubiquitous access to the network comes escalating risk of cyber-attacks. No surprise, then, that cyber-security is a top concern of CIOs today. According to Computer Economics, cyber-attacks cost American companies more than $13 billion in 2003, with costs expected to grow enormously in the years ahead. Thanks to AT&T’s security expertise, we can now predict, analyze and respond to suspicious behavior on the network long before it becomes apparent. We originally developed AT&T Internet ProtectSM monitoring and management tools to protect our own network. But with the dramatic rise in cyber-attacks, we now offer these same tools to our customers. In an all-IP world, network security is paramount, and our unique approach to network protection is fast becoming a top differentiator. 27 the task ahead 3

think like problem solvers, not vendors In the emerging marketplace, it’s no longer enough to be a supplier. Not even a great supplier. We have to become problem-solvers, consultants and partners. Customers will turn to providers who know how to design and deploy real and relevant business solutions. To be truly customercentric, we need to look at the world through the eyes of our customers...to understand their businesses, industries, suppliers, employees and most importantly, their own customers. While issues related to the SBC merger inevitably will be part of the landscape, we can’t let them become a distraction. AT&T will bring to the combined company more than networks and customer relationships. It will also bring you – the people of AT&T – with your unique skills and capabilities in serving customers. And today, more than ever, we must remain focused on customers. What can you do? Here are some thoughts: 1. Be even more customer-focused. Understand your customers’ challenges and develop new and faster ways to mitigate them. If you’re not in a job directly supporting customers, then be especially responsive to your colleagues who are. Everyone has a role to play in our success. 2. Bust barriers. Identify internal roadblocks. In a customer-centric culture, we cannot afford to become mired down by obstacles that stand in the way of serving customers. 3. Speak the customers’ language. AT&T has its own “language,” one often not understood outside the company. Focus on connecting with customers and speaking their language. Demonstrate an “insider’s” knowledge of their industries, customers and competition. 31 30 it’sabout making our customers great 33 4. Challenge. Challenge yourself and others to discover new ways to serve customers, to come up with better ways to beat the competition, and to invent new ideas to foster better customer relationships. At the same time, value your teammates and their contributions. Remember that the enemy is “out there.” 5. Recognize winning ideas. Encourage a spirit of innovation. Ideas for the next great customer solution can come from most anywhere. And it’s not always an “invention.” It could well be a new approach to an old problem. 6. Think positively. Bring forward the best of our heritage – our spirit of innovation, employee collaboration and customer relationships – to enrich the future. Infuse in yourself and others renewed energy, purpose, optimism and promise. 7. Remain focused. Make a conscious choice to be engaged – to be a vital part of where we’re going. 32 a last word (or two)

be a vital part of wherewe’re going 36 Periods of great change produce enormous challenges. But they also hold tremendous promise. This is a unique moment in our history. Do we have the collective will to continue transforming ourselves? Can we continue demonstrating our unmatched skills in understanding and solving customers’ problems? And can we do all this while holding to the values of Our Common Bond – respect for individuals, dedication to customers, integrity, teamwork and innovation – values that continue to define our reputation? We are confident the answer is: Yes. The opportunity before us is bigger and better than it’s ever been: To firmly establish our company – and the combined AT&TSBC company to come – as the unquestioned global networking leader. To help enterprise customers reinvent themselves and better serve their customers. And to build an even stronger future for our customers, our shareowners and our employees. We’re counting on you. With your help, there’s no limit to what we can do. 37

There’s no limit to what we can do.

The world’s networking company sm Copyright ®2005 AT&T. All rights reserved. Printed in U.S.A. AB-0322

Additional Information.

In connection with the proposed transaction, on March 11, 2005, SBC Communications Inc. (“SBC”) filed a registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T’s preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

Cautionary Language Concerning Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates” and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements re-garding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC’s and AT&T’s filings with SEC, which are available at the SEC’s Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

March, 2005

Dear Employee,

The enclosed booklet describes AT&T’s remarkable transformation to a global networking IP provider. We believe that it is important for all employees to understand our strategy and felt that this booklet was an approach that would work well. To ensure prompt delivery, we have opted to deliver it to you at your work address.

Your AT&T Leadership Team

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